                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

                                                         State of Jurisdiction
         Name                                               of Incorporation
D2W, Inc                                                   California

Photronics International
  Engineering, Inc.                                        Virgin Islands

Photronics California, Inc.                                California

Photronics Texas, Inc.                                     Texas

Photronics Financial Services, Inc.                        Florida

Photronics Investment Services, Inc.                       Nevada

Beta Squared, Inc.                                         Connecticut

PLI Management Corp.                                       Florida

Photronics Singapore Pte Ltd.                              Singapore

Photronics (UK) Limited                                    England

Photronics Connecticut, Inc.                               Connecticut

Photronics Colorado, Inc.                                  Colorado

Photronics, S.A                                            Switzerland

Chip Canal Associates, Ltd.                                England

Photronics Germany GmbH & Co. KG                           Germany

Photronics MZD Verwaltungs GmbH                            Germany

Photronics MZD GmbH                                        Germany

Photronics Arizona, Inc.                                   Arizona

Photronics Oregon, Inc.                                    Oregon

Photronics Texas I, L.P.                                   Texas

Photronics Texas II, L.P.                                  Texas

                                                                Exhibit 21 Cont.

Beta Squared I, L.P.                                       Texas

Photronics Texas I, LLC                                    Delaware

Photronics Texas II, LLC                                   Delaware

Beta Squared I, LLC                                        Delaware

Photronics Scholorship Foundation, Inc.                    Connecticut

PSMC                                                       Taiwan

Align-Rite International, Inc.                             California

Align-Rite Corporation                                     California

Align-Rite, Inc.                                           Florida

Align-Rite International, LTD                              England

Align-Rite, B.V                                            Netherlands

Align-Rite GmbH                                            Germany